Exhibit 99.2

Contacts:
Media Scott Sayres (480) 257-8921 scott.sayres@honeywell.com	Investor Relations Mark Macaluso (973) 455-2222 mark.macaluso@honeywell.com

HONEYWELL BOARD OF DIRECTORS DECLARES SPIN-OFF DIVIDEND

OF RESIDEO SHARES

Sets Record and Distribution Dates for Honeywell Common Shareowners

MORRIS PLAINS, N.J., October 2, 2018 — Honeywell (NYSE: HON) today announced that its Board of Directors has declared a pro rata dividend of Resideo Technologies, Inc. common stock, to be made effective at 12:01 a.m. EDT on October 29, 2018, to Honeywell’s shareowners of record as of 5:00 p.m. EDT on October 16, 2018, the record date.

Each Honeywell shareowner of record will receive a distribution of one share of Resideo common stock for every six shares of common stock, par value $1.00 per share, of Honeywell that it holds on the record date. The distribution is subject to certain conditions.

“Today’s announcement marks the final phase of the portfolio transformation we announced in October of last year. The Garrett spin was completed on October 1, and Resideo is expected to be an independent, publicly traded company by the end of this month, which is earlier than anticipated,” said Honeywell Chairman and Chief Executive Officer Darius Adamczyk. “Once this final phase is complete, Honeywell will be more focused, with businesses that offer multiple platforms for growth and margin expansion, an even stronger balance sheet for aggressively deploying capital, and a continued focus on delivering outstanding returns for our shareowners.”

Adamczyk said, “Resideo is well-positioned for future growth and success as a standalone company, with decades of experience in the home comfort and security industries, best-in-class technologies, a long-term agreement to use Honeywell’s world-renowned brand, and an experienced management team focused on innovation and speed to market.”

It is anticipated that when-issued trading on the New York Stock Exchange in Resideo common stock will begin on or about Monday, October 15. On Monday, October 29, Resideo common stock will begin regular-way trading on the NYSE under the symbol, “REZI.”

The Resideo leadership team will host an investor conference at 9 a.m. EDT on Wednesday, Oct. 10, 2018, in New York City. A real-time audio webcast of the presentation can be accessed at www.honeywell.com/investor, where related materials will be posted prior to the presentation and a replay of the webcast will be available for 30 days following the presentation.

Honeywell (www.honeywell.com) is a Fortune 100 software-industrial company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices, as well as the ability to effect the separations. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business

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decisions may differ from those envisaged by such forward-looking statements, including with respect to any changes in or abandonment of the proposed separations. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

For additional information with respect to Resideo and the proposed spin-off, please refer to the Form 10 Registration Statement, as it may be further amended, on file with the Securities and Exchange Commission.

The spin-off is subject to customary conditions. This communication shall not constitute an offer of any securities for sale, nor shall there be any offer, sale or distribution of securities in any jurisdiction in which such offer, sale or distribution would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.